[PRICEWATERHOUSECOOPERS LOGO OMITTED]

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                                                  KESSELMAN & KESSELMAN
                                                  Certified Public Accountants
                                                  Trade Tower, 25 Hamered Street
                                                  Tel Aviv 68125 Israel
                                                  P.O Box 452 Tel Aviv 61003
                                                  Telephone +972-3-7954555
                                                  Facsimile +972-3-7954556






                                                                    Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated February 10, 2004, except for Note 10 A and B, as to which the date is April 15, 2004 and for Note 10C, as to which the date is May 7, 2004 relating to the financial statements of PowerDsine Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



/s/ Kesselman & Kesselman
Tel Aviv, Israel
May 20, 2004